EXHIBIT 99.2
[GRAPHIC OMITTED]
                                                                    NEWS RELEASE
                                                           FOR IMMEDIATE RELEASE
BRIGHAM
EXPLORATION COMPANY

BRIGHAM EXPLORATION REPORTS SEQUENTIAL QUARTERLY GROWTH IN PRODUCTION, REVENUE & EBITDA AND PROVIDES FOURTH QUARTER GUIDANCE
--------------------------------------------------------------------------------

     Austin, TX -- November 5, 2002 -- Brigham Exploration Company (NASDAQ:BEXP) today announced its financial results for the third quarter ended September 30, 2002. Highlights of Brigham's financial performance for the quarter include:

-    21%  sequential  quarterly  increase in EBITDA to $7.1 million in the third
     ----------------------------------------------
     quarter  2002  versus  $5.9  million  in  the  second  quarter  2002;

-    6%  sequential  quarterly increase in daily production to 28.9 MMcfe in the
     ------------------------------------------------------
     third quarter 2002 versus 27.3 MMcfe in the second quarter 2002. This represents the third consecutive sequential quarterly increase in daily production for Brigham; and,

-    27%  sequential  quarterly  growth in operating cash flow before changes in
     ---------------------------------------------------------------------------
     working  capital  to a record $6.1 million in the third quarter 2002 versus
     ----------------
     $4.8 million in the second quarter 2002.


THIRD  QUARTER  2002  RESULTS

     Average net daily production for the third quarter 2002 was 28.9 MMcfe, compared to 27.3 MMcfe in the second quarter 2002 and 28.8 MMcfe in the third quarter last year.

     Revenues from the sale of oil and natural gas were $9.4 million for the third quarter 2002 compared to $8.8 million in the third quarter of 2001. Approximately 67% of the increase in third quarter 2002 revenue was due to increased production and 33% was due to a 6% increase in Brigham's average equivalent realized sales price for oil and natural gas.

     Lease operating expenses for third quarter 2002 were $761,000, a 10% decline from lease operating expenses for the third quarter last year. On a per unit basis, lease operating expense declined by 9% from $0.32 per Mcfe in the third quarter of 2001 to $0.29 per Mcfe in the third quarter of 2002. Production taxes for the third quarter 2002 increased 14% due to a 12% increase in Brigham's average third quarter 2002 pre-hedge sales price.

     General and administrative expenses were $1.1 million for the third quarter 2002 compared to $934,000 in the third quarter 2001. The increase in general and administrative expense is primarily related to an increase in employee payroll and benefit expense. Depletion expenses were $3.6 million and Brigham's depletion rate per unit increased 10% over the prior year third quarter to $1.38 per Mcfe.

     Interest expense on total outstanding debt for the third quarter 2002 was $1.6 million and was flat compared to the third quarter 2001. Brigham's average effective interest rate on its total outstanding debt for the third quarter 2002 was 7.4% compared to 9.0% in the third quarter last year.

     Net income to common stockholders for the third quarter 2002 was $989,000 ($0.06 diluted earnings per share), compared to $2.9 million ($0.17 diluted earnings per share) in the third quarter last year. Net income to common stockholders included non-cash gains/(losses) arising from our hedge accounting of $106,000 non-cash loss in 2002 and a $2.2 million non-cash gain in 2001. Excluding these non-cash gains/(losses), Brigham generated net income to common stockholders of $1.1 million ($0.06 diluted earnings per share) for the third quarter 2002 and $758,000 ($0.04 diluted earnings per share) for the third quarter 2001.

     Earnings before interest, taxes, depreciation, depletion, amortization and other non-cash charges (EBITDA) for the third quarter 2002 was $7.1 million compared to $6.4 million in the third quarter 2001. Operating cash flow, before


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                                                                    EXHIBIT 99.2

changes in working capital, for the third quarter was a record $6.1 million versus $5.4 million for the third quarter 2001. On a sequential quarterly basis, EBITDA increased 21%, operating cash flow improved 27% and net income to common stockholders was $989,000 compared to $61,000 in the second quarter of 2002.

     Net capital expenditures for the third quarter 2002 totaled $4.3 million and included $2.3 million for drilling, $588,000 for land and G&G activities and $1.4 million in capitalized interest, overhead expenses and other. Net capital expenditures were partially offset by approximately $1.9 million in insurance reimbursements related to the loss of surface control and subsequent redrill of the Burkhart #1.

MANAGEMENT  COMMENTS

     Gene Shepherd, Chief Financial Officer stated, "As we had projected early in the year, we've achieved sequential quarterly growth in our production volumes during the first three quarters of 2002. Although the timing of bringing our new wells on line has been slower than we anticipated, we've had the drilling success we hoped for, and it is beginning to positively impact our financial results, as evidenced by our record operating cash flow in the third quarter. Given current commodity prices, we expect these results to generate record fourth quarter revenues, EBITDA, and operating cash flow. For the full year, we also expect to achieve record production volumes, revenues, EBITDA and operating cash flow. Even more importantly, our accelerated and thus back end loaded 2002 drilling program, provides our shareholders with a very exciting outlook for the year end, and particularly for the first quarter of 2003."

FOURTH  QUARTER  2002  GUIDANCE

     The following forecasts and estimates of Brigham's fourth quarter 2002 results are forward looking statements subject to the risks and uncertainties identified in the "Forward Looking Statements Disclosure" at the end of this release.

     Brigham currently expects fourth quarter 2002 daily production volumes to average between 29 and 31 MMcfe, 57 % of which consists of natural gas. For the fourth quarter 2002, lease operating expenses are projected to be $0.33 per Mcfe, production taxes are projected to be 5.5% of pre-hedge oil and gas revenues, and net general and administrative expenses are projected to be $1.0 million, or $0.36 to $0.38 per Mcfe.

     Based on these production and cost estimates, assumed average NYMEX prices of $3.60 per MMBtu for natural gas and $26.00 per barrel for oil, and taking into account current hedging contracts outstanding, Brigham forecasts revenue of between $9.5 and $10.2 million and EBITDA of between $7.1 and $7.7 million for the fourth quarter 2002.

CONFERENCE  CALL  INFORMATION

     Brigham management will host a conference call to discuss its third quarter 2002 operational and financial results with investors, analysts and other interested parties on Wednesday, November 6th, at 9:00 a.m. Central time. To participate in the call, please dial 800-388-8975 and ask for the Brigham Exploration conference call. A telephone recording of the conference call will be available to interested parties approximately two hours after the call is completed through 11:59 p.m. Central time on Wednesday, November 27th. To access the recording, domestic callers can dial 800-428-6051 and international callers can dial 973-709-2089. The passcode I.D. for the conference playback is 263887. In addition, a live and archived web cast of the conference call will be available over the Internet at either www.bexp3d.com or www.streetevents.com.

ABOUT  BRIGHAM  EXPLORATION

     Brigham Exploration Company is an independent exploration and production company that applies 3-D seismic imaging and other advanced technologies to systematically explore and develop onshore domestic natural gas and oil provinces. For more information about Brigham Exploration, please visit our website at www.bexp3d.com or contact Investor Relations at 512-427-3444.

FORWARD  LOOKING  STATEMENTS  DISCLOSURE

Except for the historical information contained herein, the matters discussed in this news release are forward looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that are based upon current


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                                                                    EXHIBIT 99.2

expectations. Important factors that could cause actual results to differ materially from those in the forward looking statements include risks inherent in exploratory drilling activities, the timing and extent of changes in commodity prices, unforeseen engineering and mechanical or technological difficulties in drilling wells, availability of drilling rigs, land issues, federal and state regulatory developments and other risks more fully described in the company's filings with the Securities and Exchange Commission. All forward looking statements contained in this release, including any forecasts and estimates, are based on management's outlook only as of the date of this release, and we undertake no obligation to update or revise these forward looking statements, whether as a result of subsequent developments or otherwise.

Contact:       John Turner, Manager - Finance & Investor Relations
               (512) 427-3300 / investor@bexp3d.com


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
                                                                                                          EXHIBIT 99.2

                                              BRIGHAM EXPLORATION COMPANY
                                     SUMMARY CONSOLIDATED STATEMENTS OF OPERATIONS
                                   (in thousands, except per share data) (unaudited)

                                                  Three Months Ended September 30,     Nine Months Ended September 30,
                                                 ----------------------------------  ----------------------------------
                                                       2001              2002              2001              2002
                                                 ----------------  ----------------  ----------------  ----------------
Revenues:
   Oil and natural gas sales                     $         8,848   $         9,434   $        26,220   $        24,637
   Other                                                      23                15               198                42
                                                 ----------------  ----------------  ----------------  ----------------
                                                 $         8,871   $         9,449   $        26,418   $        24,679
Costs and expenses:
   Lease operating                                           842               761             2,332             2,428
   Production taxes                                          415               475             1,503             1,327
   General and administrative, includes                                      1,099
   non-cash charge (a)                                       934                               2,708             3,781
   Depletion of natural gas and oil properties             3,244             3,587             8,903            10,118
   Depreciation and amortization                             140               103               375               307
                                                 ----------------  ----------------  ----------------  ----------------
                                                 $         5,575   $         6,025   $        15,821   $        17,961
                                                 ----------------  ----------------  ----------------  ----------------
   Operating income                              $         3,296   $         3,424   $        10,597   $         6,718

Interest expense, net                                     (1,595)           (1,614)           (5,180)           (4,684)
Interest income                                               63                12               230               105
Other income (expense) (b)                                 1,842               (87)            7,827              (256)
                                                 ----------------  ----------------  ----------------  ----------------
   Income (loss) before income taxes             $         3,606   $         1,735   $        13,474   $         1,883
Income tax expense                                             -                 -                 -                 -
                                                 ----------------  ----------------  ----------------  ----------------
   Net income (loss)                             $         3,606   $         1,735   $        13,474   $         1,883
Preferred stock dividend & accretion                         659               746             1,776             2,165
                                                 ----------------  ----------------  ----------------  ----------------
   Net income (loss) to common                   $         2,947   $           989   $        11,698             ($282)

Net income (loss) to common per share:
   Basic                                         $          0.18   $          0.06   $          0.73            ($0.02)
   Diluted                                                  0.17              0.06              0.67             (0.02)

Wt. avg. common shares outstanding:
   Basic                                                  15,984            16,057            15,983            16,037
   Diluted                                                17,036            17,337            17,469            16,037

(a)  Includes non-cash charge related to                       -                 -                 -             ($596)
     stock compensation expense of:

(b)  Includes non-cash gains/(losses)            $         2,189             ($106)  $         9,217   $           278
     arising from hedge accounting for
     certain of Brigham's oil and natural
     gas hedges of:


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
                                                                                                                EXHIBIT 99.2

                                                 BRIGHAM EXPLORATION COMPANY
                                      PRODUCTION, SALES PRICES AND OTHER FINANCIAL DATA
                                                         (unaudited)

                                                             Three Months Ended September 30, Nine Months Ended September 30,
                                                              ------------------------------  -------------------------------
                                                                   2001            2002            2001            2002
                                                              --------------  --------------  --------------  ---------------
Avg. net daily production:
   Natural gas (MMcf)                                                  19.9            16.3            19.5            16.0
   Oil (Bbls)                                                         1,493           2,104           1,262           1,867
   Equivalent natural gas (MMcfe) (6:1)                                28.8            28.9            27.1            27.2
Total net production:
   Natural gas (MMcf)                                                 1,790           1,463           5,266           4,307
   Oil (MBbls)                                                          134             189             341             504
   Equivalent natural gas (MMcfe) (6:1)                               2,596           2,599           7,311           7,332
   % Natural gas                                                         69%             56%             72%             59%
Sales prices:
   Natural gas ($/Mcf) (a)                                    $        3.05   $        3.23   $        3.30   $        3.02
   Oil ($/Bbl) (a)                                                    25.26           24.85           25.91           23.04
   Equivalent natural gas ($/Mcfe) (6:1)                               3.41            3.63            3.59            3.36
Other financial data:
   EBITDA ($000) (b)                                          $       6,396   $       7,126   $      18,715   $      17,289
Operating cash flow before changes in working capital ($000)          5,364           6,122          15,062          14,299

(a)  Includes the effects of hedging gains (losses) of:
       Natural gas ($/Mcf)                                    $        0.00          ($0.06)         ($1.52)         ($0.02)
       Oil ($/Bbl)                                                    (0.21)          (2.18)          (0.45)          (1.46)

(b)   Net income (loss) plus interest expense, DD&A expenses, deferred income taxes and other non-cash items.

                       SUMMARY CONSOLIDATED BALANCE SHEETS
                           (in thousands) (unaudited)


                                                           December   September
                                                              31,        30,
                                                             2001        2002
                                                           ---------  ----------
Assets:
   Current assets                                          $  16,968  $   28,577
   Natural gas and oil properties, net (full cost method)    151,891     158,958
   Other property and equipment, net                           1,331       1,300
   Other non-current assets                                    3,218       2,950
                                                           ---------  ----------
      Total assets                                         $ 173,408  $  191,785

Liabilities and stockholders' equity:
   Current liabilities                                     $  15,266  $   29,677
   Notes payable                                              75,000      75,000
   Senior subordinated notes                                  16,721      21,506
   Other non-current liabilities                                 206         353
                                                           ---------  ----------
      Total liabilities                                    $ 107,193  $  126,536
   Redeemable preferred stock                                 16,614      18,778
   Stockholders' equity                                       49,601      46,471
                                                           ---------  ----------
      Total liabilities and stockholders' equity           $ 173,408  $  191,785
                                                           =========  ==========


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
                                                                                                           EXHIBIT 99.2

                                              BRIGHAM EXPLORATION COMPANY
                                     SUMMARY CONSOLIDATED STATEMENTS OF CASH FLOWS
                                               (in thousands) (unaudited)

                                                       Three Months Ended September 30,  Nine Months Ended September 30,
                                                       --------------------------------  -------------------------------
                                                              2001            2002            2001            2002
                                                         --------------  --------------  --------------  --------------
Cash flows from operating activities:
   Net income (loss)                                     $       3,606   $       1,735   $      13,474   $       1,883
   Depletion, depreciation and amortization                      3,384           3,690           9,278          10,425
   Interest paid through issuance of add'l senior sub.             220             288             498             785
Notes
   Amortization of deferred loan fees                              343             303           1,029             888
   Stock option compensation expense                                 -               -               -             596
Market value and other adjustments for derivatives
   instruments                                                  (2,189)            106          (9,217)           (278)
                                                         --------------  --------------  --------------  --------------
      Operating cash flow                                $       5,364   $       6,122   $      15,062   $      14,299
   Changes in working capital and other items                    1,982           6,017          (1,197)          7,896
                                                         --------------  --------------  --------------  --------------
      Cash flows provided (used) by operating            $       7,346   $      12,139   $      13,865   $      22,195
activities

Cash flows (used) provided by investing activities              (8,355)         (5,657)        (26,318)        (18,850)
Cash flows (used) provided by financing activities                  93               -          18,932           3,725
                                                         --------------  --------------  --------------  --------------
   Net increase (decrease) in cash and cash                      ($916)  $       6,482   $       6,479   $       7,070
equivalents
                                                         ==============  ==============  ==============  ==============

                                                 SUMMARY PER MCFE DATA
                                                      (unaudited)

                                                     Three Months Ended September 30,   Nine Months Ended September 30,
                                                     --------------------------------  --------------------------------
                                                          2001             2002             2001             2002
                                                     ---------------  ---------------  ---------------  ---------------
Revenues:
   Natural gas and oil sales                         $         3.41   $         3.63   $         3.59   $         3.36
   Other revenue                                               0.01             0.01             0.03             0.01
                                                     ---------------  ---------------  ---------------  ---------------
                                                     $         3.42   $         3.64   $         3.62   $         3.37
Costs and expenses:
   Lease operating                                             0.32             0.29             0.32             0.33
   Production taxes                                            0.16             0.18             0.21             0.18
   General and administrative (a)                              0.36             0.42             0.37             0.43
   Depletion of natural gas and oil properties                 1.25             1.38             1.22             1.38
   Depreciation and amortization                               0.05             0.04             0.05             0.04
                                                     ---------------  ---------------  ---------------  ---------------
                                                     $         2.14   $         2.31   $         2.17   $         2.36
                                                     ---------------  ---------------  ---------------  ---------------
   Operating income                                  $         1.28   $         1.33   $         1.45   $         1.01

   Interest expense, net (b)                                  (0.59)           (0.62)           (0.68)           (0.62)
   Other income (expense) (c)                                 (0.13)            0.01            (0.19)           (0.07)
                                                     ---------------  ---------------  ---------------  ---------------
   Adjusted net income before dividend & accretion   $         0.56   $         0.72   $         0.58   $         0.32
                                                     ===============  ===============  ===============  ===============

(a) Excludes non-cash charge for stock compensation expense of $0.08 per Mcfe for the nine months ended September 30,
    2002.
(b) Net of interest income.
(c) Excludes non-cash gains/(losses) arising from hedge accounting for certain of Brigham's oil and natural gas hedges.


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
                                                                         EXHIBIT 99.2

                             BRIGHAM EXPLORATION COMPANY
         SUMMARY OF COMMODITY PRICE HEDGES OUTSTANDING AS OF NOVEMBER 5, 2002
                                     (unaudited)


                                     Q4 2002   Q1 2003   Q2 2003   Q3 2003   Q4 2003
                                     --------  --------  --------  --------  --------
Natural Gas Swaps:  MMBtu/d            11,750     9,250     6,500     5,000     3,500
                    $/MMBtu          $  3.394  $  3.632  $  3.320  $  3.503  $  3.731

Crude Oil Swaps:    Bbls/d                875       750       550       600       450
                    $/Bbl            $  26.47  $  25.29  $  24.28  $  23.77  $  23.21

Crude Oil Collars:  Cap - Bbls/d          500       250       250      -  -      -  -
                    Cap - $/Bbl      $  22.46  $  22.56  $  22.56      -  -      -  -

                    Floor - Bbls/d        500       250       250      -  -      -  -
                    Floor - $/Bbl    $  18.00  $  18.00  $  18.00      -  -      -  -

Note: Hedged volumes and prices reflected in this table represent average contract amounts for the quarterly periods presented; natural gas hedge prices and crude oil hedge contract prices are based on NYMEX pricing.


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